EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned, being duly authorized, hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D, and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.

Dated: May 23, 2011

Thayer Equity Investors V, L.P.

	By:	HC Equity Partners V, L.L.C., its General Partner

	By:	HCI Equity Partners, L.L.C., its Managing Member

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

HCI Equity Partners III, L.P.

	By:	HCI Management III, L.P., its General Partner

	By:	HCI Equity Partners, L.L.C., its General Partner

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

HCI Co-Investors III, L.P.

	By:	HCI Management III, L.P., its General Partner

	By:	HCI Equity Partners, L.L.C., its General Partner

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

TC Sargent Holdings, L.L.C.

By:	TC Co-Investors V, L.L.C., its Managing Member

By:	HCI Equity Management, L.P., its Sole Manager

By:	HCI Equity Partners, L.L.C., its General Partner

By:	/s/ Lisa M. Costello
	Name:	Lisa M. Costello
	Title:	Treasurer and CFO

TC Roadrunner-Dawes Holdings, L.L.C.

By:	TC Co-Investors V, L.L.C., its Managing Member

By:	HCI Equity Management, L.P., its Sole Manager

By:	HCI Equity Partners, L.L.C., its General Partner

By:	/s/ Lisa M. Costello
	Name:	Lisa M. Costello
	Title:	Treasurer and CFO

TC Co-Investors V, L.L.C.

By:	HCI Equity Management, L.P., its Sole Manager

By:	HCI Equity Partners, L.L.C., its General Partner

By:	/s/ Lisa M. Costello
	Name:	Lisa M. Costello
	Title:	Treasurer and CFO